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Exhibit 5.1

        FAEGRE & BENSON LLP

3200 WELLS FARGO CENTER, 1700 LINCOLN STREET
DENVER, COLORADO 80203-4532
TELEPHONE 303.607.3500
FACSIMILE 303.607.3600
www.faegre.com

August 30, 2004

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:
ACT Teleconferencing, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel to ACT Teleconferencing, Inc. (the "Company"), in connection with the proposed sale of up to 200,000 shares of the Company's Common Stock (the "Shares") pursuant to the Company's 1998 Employee Stock Purchase Plan, as amended (the "Plan"), under the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

        We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the Plan and the issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the terms of the Plan, will upon such issuance and sale, be legally issued, fully paid and nonassessable.

        We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

        This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

FAEGRE & BENSON LLP
By:	/s/ WILLIAM J. CAMPBELL William J. Campbell

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  Exhibit 5.1